UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 9, 2017 (November 5, 2017)

Exact name of registrant as specified in its charter	State or other jurisdiction of incorporation or organization	Commission File Number	I.R.S. Employer Identification No.

Windstream Holdings, Inc.	Delaware	001-32422	46-2847717
Windstream Services, LLC	Delaware	001-36093	20-0792300

4001 Rodney Parham Road
Little Rock, Arkansas		72212
(Address of principal executive offices)		(Zip Code)
	(501) 748-7000
(Registrants’ telephone number, including area code)

	N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01 Entry into a Material Definitive Agreement

Fifth Supplemental Indenture
On November 5, 2017, Windstream Services, LLC (the “Company”) entered into an indenture, dated as of November 5, 2017 (the “Fifth Supplemental Indenture”), among the Company, Windstream Finance Corp., certain other subsidiaries of the Company party thereto, and U.S. Bank National Association, as trustee, amending and supplementing the indenture, dated as of October 6, 2010 (the “2020 Notes Base Indenture”), among the Windstream Corporation (as predecessor to the Company), the guarantors party thereto, and U.S. Bank National Association, as trustee.
The Fifth Supplemental Indenture gives effect to the consents and waivers set forth in the Company’s Consent Solicitation Statement, dated as of October 18, 2017 (as amended and supplemented prior to the date of the Fifth Supplemental Indenture, the “Consent Solicitation Statement”) and amended certain terms and provisions of the 2020 Notes Base Indenture. The Fifth Supplemental Indenture provides for a waiver with respect to (1) any Default or Event of Default (as such terms are defined in the 2020 Notes Base Indenture) under the 2020 Notes Base Indenture that is alleged to have, has or may have arisen under the 2020 Notes Base Indenture in connection with, related to or as a result of the consummation or performance of the Spin-Off Transactions (as defined in the Fifth Supplemental Indenture) and (2) any Default or Event of Default under the 2020 Notes Base Indenture that is alleged to have, has or may have arisen u as a result of a Default or Event of Default described in the foregoing.
The description of the Fifth Supplemental Indenture is qualified in its entirety by the terms of such agreement, which is incorporated by reference and attached to this report as Exhibit 4.1.
Fourth Supplemental Indenture
On November 5, 2017, the Company entered into an indenture, dated as of November 5, 2017 (the “Fourth Supplemental Indenture”), among the Company, Windstream Finance Corp., certain other subsidiaries of the Company party thereto, and U.S. Bank National Association, as trustee, amending and supplementing the indenture, dated as of March 16, 2011 (the “2023 Notes Base Indenture”), dated as of March 16, 2011, among the Windstream Corporation (as predecessor to the Company), the guarantors party thereto, and U.S. Bank National Association, as trustee.
The Fourth Supplemental Indenture gives effect to the consents and waivers set forth in the Company’s Consent Solicitation Statement, and amended certain terms and provisions of the 2023 Notes Base Indenture. The Fourth Supplemental Indenture provides for a waiver with respect to (1) any Default or Event of Default (as such terms are defined in the 2020 Notes Base Indenture) under the 2023 Notes Base Indenture that is alleged to have, has or may have arisen under the 2023 Notes Base Indenture in connection with, related to or as a result of the consummation or performance of the Spin-Off Transactions (as defined in the Fourth Supplemental Indenture) and (2) any Default or Event of Default under the 2023 Notes Base Indenture that is alleged to have, has or may have arisen u as a result of a Default or Event of Default described in the foregoing.
The description of the Fourth Supplemental Indenture is qualified in its entirety by the terms of such agreement, which is incorporated by reference and attached to this report as Exhibit 4.2.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description
Exhibit 4.1	Fifth Supplemental Indenture, dated as of November 5, 2017, among Windstream Services, LLC, Windstream Finance Corp., the guarantors party thereto, and U.S. Bank National Association, as trustee
Exhibit 4.2	Fourth Supplemental Indenture, dated as of November 5, 2017, among Windstream Services, LLC, Windstream Finance Corp., the guarantors party thereto, and U.S. Bank National Association, as trustee

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

WINDSTREAM HOLDINGS, INC.		WINDSTREAM SERVICES, LLC

By:	/s/ Kristi M. Moody	By:	/s/ Kristi M. Moody
Name:	Kristi M. Moody	Name:	Kristi M. Moody
Title:	Senior Vice President, General Counsel and Corporate Secretary	Title:	Senior Vice President, General Counsel and Corporate Secretary
 Dated: November 9, 2017